EXHIBIT 23 (a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No.               ) pertaining to the Eaton Corporation 2008 Stock Plan of our reports dated February 26, 2008, with respect to the consolidated financial statements and schedule of Eaton Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of Eaton Corporation, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Cleveland, Ohio
August 4, 2008